ARTICLES OF INCORPORATION
                                       OF
                             PIONEER SERVICES, LTD

                                     *****

         We, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to private corporations, and to that end do hereby adopt articles of incorporation as follows:

         ARTICLE ONE. (NAME). The name of the corporation is:

                             PIONEER SERVICES, LTD

         ARTICLE TWO. (LOCATION). The address of the corporation's principal office is 1701 West Charleston Boulevard, Suite 425, in the City of Las Vegas, County of Clark, State of Nevada. The initial agent for service of process at that address is Jody Scott.

         ARTICLE THREE. (PURPOSES). The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                  I. (OMNIBUS). To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.


                  II. (MINING). To carry on the business of mining, milling, concentrating, converting, smelting, exchanging and otherwise producing and dealing in uranium, zinc, lead, gold, silver, copper, brass, iron, steel, coal, and in all kinds of ores, metals, and minerals, oils, petroleum, natural gas, hydrocarbons, acids and chemicals, and in the products and byproducts of every kind and description and by whatsoever process, the same can be or may be produced; to purchase, lease, option, locate, or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate, and deal in mines, mining claims, mineral lands, coal lands, water and water rights, and other property, both real and personal; and to carry on as principals, agents, commission merchants or cosignees the business of mining, milling, concentrating, converting, smelting, treating, refining, buying, selling, exchanging, manufacturing, and dealing, in the above specified products or any of them and of materials used in the manufacture of each, and any and all of such articles and to carry on as such principals, agents, commission merchants or cosignees any other business which in the judgment of the Board of Directors of the corporation may be conveniently conducted in conjunction with any of the matters aforesaid.

                  III. (SMELTING AND REFINING). To engage in the erection and operation of a smelting and refining works, and to carry on the business of concentrating, converting, smelting, refining, treating, preparing for market, and otherwise producing lead, zinc, and all other kinds of metals and minerals, and generally to engage in the business of refining, buying selling, exchanging, and otherwise dealing in and with, at wholesale or retail, all metals and mineral products and byproducts of every kind and description and by whatsoever process the same can be or may hereafter be produced.

                  IV. (MINING CLAIMS). To acquire by purchase or exchange, or in any other manner, in the United States or in a foreign countries, mining claims, grounds, or lodes, mining and mineral rights, concessions or grants, or any interest therein, and to sell, exchange, lease, or in any other manner to dispose of the whole or any part thereof or any interest therein when desirable.

                  V. (OIL WELLS). To engage in the leasing of lands believed to contain petroleum, oils, and gas; the improving, mortgaging, leasing, assigning, and otherwise disposing of the same; the prospecting, drilling, pumping, piping, storing, refining, and selling, both at wholesale and retail, of oils and gas; the buying, otherwise acquiring, selling, and otherwise disposing of any and all real estate and personal property for use in the business of the company; the construction of any and all buildings, pipe lines, pumping stations, and storage tanks, and any and all other buildings required in carrying on the business of the company; the acting as trustee for holders of oil lands in the receiving and disbursement of funds to be used in drilling for the common benefit of the land holders; and the doing of any and every act or thing, proper, necessary, and incidental to the general purpose of this company.

                  VI. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in a foreign country in conformity with the laws of each state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                  VII. (PURPOSE TO BE CONSTRUED AS POWERS). The purpose specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

         ARTICLE FOUR. (CAPITAL STOCK). The corporation shall have authority to issue an aggregate of ONE HUNDRED MILLION (100,000,000) shares, par value ONE CENT ($0.001) per share, for a total capitalization of $100,000.

         The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

         The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

         The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

         ARTICLE FIVE. (DIRECTORS). The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) persons. The name and addresses of members of the first Board of Directors are:

NAME AND ADDRESS                           TITLE

Robert Alvarez                             President and Director
850 E. Desert Inn, #1007
Las Vegas, NV 89109

T. Karen Alvarez                           Vice President and Director
850 E. Desert Inn, #1007
Las Vegas, NV 89109

E. Daniel Johnston                         Secretary Treasurer and
1445 Boonville Ave.                        Director
Springfield, MO 85800

         ARTICLE SIX. (OFFICERS AND DIRECTORS PERSONAL LIABILITY). Included, a provision eliminating the personal liability of a director or officer of the corporation or its stockholders for damages for breach of a fiduciary duty as a director or officer; but such a provision cannot eliminate the liability of a director or officer for any acts of omissions which involve internal misconduct, fraud or a known violation of the law; or the payment of a dividend in violation of the Nevada revised statues section 78.300.

         ARTICLE SEVEN. (INCORPORATORS). The name and address of each incorporator of the corporation is as follows:

NAME                            ADDRESS

Jody Scott                      2037 Ballard Drive
                                Las Vegas, Nevada 89014


         ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the corporation shall be perpetual.

         ARTICLE NINE. (ASSESSMENT OF STOCK). The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock issued as fully paid up shall ever be assessable or assessed.

         ARTICLE TEN. (BY-LAWS). The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

         ARTICLE ELEVEN. (STOCKHOLDERS' MEETING). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten per cent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

     ARTICLE TWELVE. (CONTRACTS OF CORPORATION). No contract or other transaction between the corporation and any other corporation stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; or a majority thereof; and any director of this corporation, who is also a director or officer of such other corporation who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote threat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         I the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

This 5th day of March, 1988.


                                                  /s/ Jody Scott
                                                  ------------------------------
                                                  Jody Scott

STATE OF NEVADA     )
                    ) SS.
COUNTY OF CLARK     )

         On the 5th day of March, 1988, before me, the undersigned a Notary Public, personally appeared JODY SCOTT known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 5th day of March, 1988.


                                                 /s/ R.F. McGuire, Sr.
                                                 -------------------------------
                                                 Notary Public
                                                 Residing in Las Vegas, Nevada

R.F. McGuire, Sr.
Notary Public-State of Nevada
Clark County
My Appointment Expires Nov. 21, 1999

                            Telephone (762) 687-6283
                               Fax (762) 687-3471

                                STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
                             State Capital Complex
                           Carson City, Nevada 89710

                 Certificate of Revival Pursuant to NRS 78.730


For office use only above this line.

PER NRS 78.185 the New Name is Pioneer Services International, Ltd.

1.  The name of the corporation: Pioneer Services, Ltd.                1841-88

2.  The name and address of the corporation's resident agent:


   W. Dale McGhie
   ----------------------------      -------------------------------------------
   (Physical address)                Mailing address if different from physical)

   1539 Vassar Street
   ----------------------------      -------------------------------------------
   Reno, Nevada 89502
   ----------------------------      -------------------------------------------

3. The date when the revival of the charter is to commence: February 12, 1996

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be PERPETUAL or ____________________________________________.
                                   (Time for which the revival is to continue)

5. We/I declare that the corporation desires to revive its corporate charter and is or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of this chapter.


6. The name and addresses of the president, secretary and treasurer and all of the corporation's directors are as follows:


Robert Alvarez 2618 SW 23 Terrace, Ft. Lauderdale, FL 33312
--------------------------------------------------------------------------------
(president)                         (address)

Robert Alvarez 2618 SW 23 Terrace, Ft. Lauderdale, FL 33312
--------------------------------------------------------------------------------
(Secretary)                         (address)

Robert Alvarez 2618 SW 23 Terrace, Ft. Lauderdale, FL 33312
--------------------------------------------------------------------------------
(treasurer)                         (address)

Robert Alvarez 2618 SW 23 Terrace, Ft. Lauderdale, FL 33312
--------------------------------------------------------------------------------
(director)                          (address)

--------------------------------------------------------------------------------
(director)        You may attach additional pages, if necessary.

The undersigned declare that they have obtained written consent of all the stockholders of the corporation and that unanimous consent was secured and that they are the person(s) designated or appointed by the stockholders to the corporation to revive the corporation.


/s/ Robert Alvarez             /s/ Robert Alvarez
-------------------------      -------------------------------------------------
(signature)                    (signature)
Robert Alvarez, President
                               Robert Alvarez, Secretary
                               Signed and sworn to (or affirmed) before me on
                               02-07-96 by Robert Alvarez
                               -------------------------------------------------
                               (date)  (name(s) of person(s) making statement)

                               /s/ Don A. Paradiso
                               -------------------------------------------------
                               Attach additional page(s), if necessary



DON A. PARADISO
COMMISSION #CC 334690
EXPIRES JAN 1, 1998
Atlantic Bonding Co., Inc.
800-732-2245

NOTARY PUBLIC STATE OF FLORIDA
(NOTARY STAMP OR SEAL)

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                             PIONEER SERVICES, LTD

AS PER NRS 78.185, THE NEW NAME OF THE CORPORATION IS "PIONEER SERVICES INTERNATIONAL, LTD."

     The undersigned, being the President and Secretary of Pioneer Services, Ltd., a Nevada Corporation, hereby certifies that by unanimous vote of the Board of Directors and majority vote of the stockholders at a meeting held on February 19, 1996, it was agreed that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certifies that the original Articles of Incorporation of Pioneer Services, Ltd were filed with the Secretary of State of Nevada on the 8th day of March, 1988. The undersigned further certifies that the original Articles of Incorporation filed on the 8th day of March, 1888, herein is amended to read as follows:

     ARTICLE FOUR (CAPITAL STOCK). The amount of authorized capital stock of the Corporation is one hundred million (100,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock.

     The aggregate number of shares of common stock which the corporation shall have authority to issue is one hundred million (100,000,000) thereas at par value of one-tenth of one cent ($.001) per share. The common stock of the Corporation that is issued and outstanding shall be entitled to vote fifty percent (50%) of the shareholder voting rights. Each shareholder of the common stock shall be entitled to one vote for each share of common stock held.

     The aggregate number of shares of preferred stock which this corporation shall have authority to issue shall be twenty million (20,000,000) shares at par value of one-tenth of one cent ($0.001) per share. The preferred stock shall be divided into Series "A", Series "B", and Series "C" preferred stock, which shall have all the same rights and privileges except voting rights as expressly set forth below:

     (a) Series A preferred shares, which shall consist of ten million (10,000,000) shares, shall have no voting rights.

     (b) Series B preferred shares, which shall consist of nine million nine hundred and ninety thousand (9,990,000) shares, shall have no voting rights.

     (c) Series C preferred shares, which shall consist of ten thousand (10,000) shares, shall be entitled to vote fifty (50%) percent of the stockholders voting rights. Each holder of preferred stock, Series C, shall be entitled to one vote for each share of preferred stock, Series C held.

     Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

     The capital stock of this Corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the Corporation and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

     The holders of shares of capital stock of the Corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

     The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.


     The undersigned hereby certifies that he has on this 19th day of February, 1996, executed this certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                                  /s/ Robert Alvarez
                                                  --------------------------
                                                  Robert Alvarez, President


                                                  /s/ Robert Alvarez
                                                  --------------------------
                                                  Robert Alvarez, Secretary

STATE OF FLORIDA
COUNTY OF BROWARD:

On this 19th day of February, 1996, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Robert Alvarez, personally known to me to be the person and officer whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that he executed the same.


                                                  /s/ Don A. Paradiso
                                                  --------------------------
                                                  Notary Public

DON A. PARADISO
COMMISSION #CC 334690
EXPIRES JAN 1, 1998
Atlantic Bonding Co., Inc.
800-732-2245

                                STATE OF NEVADA
           CERTIFICATE OF AMENDMENT OF THE ARTICLES OF INCORPORATION
                                       OF
                      PIONEER SERVICES INTERNATIONAL, LTD.
                              A Nevada Corporation

     PIONEER SERVICES INTERNATIONAL, LTD., a Nevada corporation, by its President and Secretary, does hereby certify:

     That pursuant to the unanimous written consent of the Directors of Pioneer Services International, Ltd. ("PSI"), a Nevada corporation, dated May 7, 1997, and the majority written consent of the Shareholders of PSI dated May 7, 1997, a copy of which is attached hereto, the Shareholders of this corporation have adopted and approved the following amendment to the Articles of Incorporation:

     That the Articles of Incorporation of the Corporation be amended to replace Article Four which shall read in its entirety as follows:

     ARTICLE FOUR. (CAPITAL STOCK). The amount of authorized capital stock of the Corporation is one hundred million (100,000,000) shares of the common stock and five million (5,000,000) shares of preferred stock.

     The aggregate number of shares of common stock which the corporation shall have authority to issue is one hundred million ( 100,000,000) shares at a par value of one tenth of one cent ($.001) per share. Each shareholder of the common stock shall be entitled to one vote for each share of common stock held.

     The aggregate number of shares of preferred stock which this corporation shall have authority to issue shall be five million (5,000,000) shares at par value of one tenth of one cent ($.001) per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series or preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

     The Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated "Series A Convertible Preferred Stock" totalling up to 45,000 shares (the "Series A Preferred Stock")

     1. Designation and Number of Shares. The Preferred Stock shall be designated "Series A Convertible Preferred Stock" of a par value of $0.001 per share, and the number of shares constituting the Series A Preferred Stock shall be 45,000 shares.

     2. Conversion Rights. Holders of the Series A Preferred Stock will have the right to convert each share of Series A Preferred Stock into the Corporation's Common Stock (calculated as to each conversion to the nearest share) at a conversion rate of 1,000 shares of Common Stock for each share of Series A Preferred Stock as follows: (i) 1/3, at the option of the holder, beginning three(3) years from issuance; (ii) 1/3, at the option of the holder, beginning four (4) years from issuance and (iii) the final 1/3 beginning five (5) years from issuance. No fractional share or scrip representing a fractional share will be issued upon conversion of the Series A Preferred Stock. In the event of any classification, merger, consolidation or change of shares of the Series A Preferred Stock and/or the Common Stock of the Corporation, the Corporation shall make adjustments to the conversion ratio which shall be as nearly equivalent to that stated above as may be practical.

         The conversion price will be subject to adjustments in certain events including (i) the issuance of capital stock as a dividend or distribution on Common Stock. (ii) subdivision, combinations, reverse stock splits and reclassification of the Common Stock, (iii) the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days or such record date) to subscribe for Common Stock and (iv) the fixing of a record date for the distribution to all holders of Common Stock of evidence of indebtedness or assets (other that cash dividends) of the Corporation or subscription rights or warrants (other than those referred to above).

         The Corporation agrees to use its best efforts at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable on conversion of the Series A Preferred Stock.

     3. Redemption. The Series A Preferred Stock shall not be subject to a right of redemption on the part of the Corporation at any time, and nor shall the holders of the Series A Preferred Stock have the right to have the Corporation redeem their shares of Series A Preferred Stock.

     4. Dividends. The holders of shares of Series A Preferred Stock shall receive no dividend.

     5. Voting Rights. The Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation. Each share of the Series A Preferred Stock is entitled to 1,000 votes. Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least a majority of all of the Series A Preferred Stock at the time outstanding shall be necessary to change, alter or revoke the rights and preferences conferred on the Series A Preferred Stock by the Articles of Incorporation or to adopt any amendment to the Articles of Incorporation materially adversely affecting the rights of the holders of the Series A Preferred Stock.

     6. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Corporation, a liquidating distribution up to the par value of the Series A Preferred Stock before any distribution may be made to holders of Common Stock of the Corporation. However, holders of the Series A Preferred Stock shall subordinate to any holders of any other Series of Preferred Stock with respect to the liquidation rights.

     7. Preemptive Rights. The Series A Preferred Stock has no preemptive rights. The Corporation reserves the right to issue up to an additional 4,955,000 shares of Preferred Stock, representing the balance of the authorized Preferred Stock, with designations and preferences as the Board of Directors shall determine. The Series A Preferred Stock and the Common Stock into which such Series a Preferred Stock is convertible, when issued will be legally issued, fully paid and non-assessable.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Articles of Incorporation of Pioneer Services International, Ltd., a Nevada corporation, has been executed this 7 day of May, 1997.


                                                 /s/ Dr. Jerry Jacobson
                                                 ------------------------------
                                                 Dr. Jerry Jacobson, President


                                                 /s/ Debra Jacobson
                                                 ------------------------------
                                                 Debra Jacobson, Secretary


STATE OF FLORIDA
COUNTY OF PALM BEACH

On this 7th day of May, 1997, before me, the undersigned notary in and for the State of Florida, personally appeared Dr. Jerry Jacobson and Debra Jacobson, both personally known to me to be the individuals and officers whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.


                                                 /s/ Stephen E. Broosky
                                                 --------------------------
                                                 Notary Public

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                      PIONEER SERVICES INTERNATIONAL, LTD.
                      ------------------------------------

     PIONEER SERVICES INTERNATIONAL, LTD., a corporation organized under the laws of the State of Nevada, by its President and Secretary, does hereby certify:

1. That the Board of Directors of said corporation adopted by unanimous written consent on June 16, 1998, pursuant to Nevada Revised Statutes,
     Section 78.315.2, a resolution declaring that the following amendment to the Articles of Incorporation is advisable:

     ARTICLE ONE is amended as follows:

     The name of the corporation is Jacobson Resonance Enterprises, Inc.

2. That the foregoing amendment to the Articles of Incorporation has been consented to and authorized by the written consent of stockholders holding more than a majority of all classes of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the said corporation has caused these Articles of Amendment to be signed by its President and its Secretary this 28th day of July 1998.

                                        PIONEER SERVICES INTERNATIONAL LTD.

                                        By : /s/ Dr. Jerry I. Jacobson
                                             ----------------------------
                                             Its President

                                        By : /s/ Debra Jacobson
                                             ----------------------------
                                             Its Secretary

STATE OF FLORIDA    )
                    )ss.:
COUNTY OF PALM BEACH)

     On this 28 day of July 1998, before me, a Notary Public, personally appeared JERRY JACOBSON and DEBRA JACOBSON, being the President and Secretary, respectively, of PIONEER SERVICES INTERNATIONAL LTD., who acknowledged that they executed the above instrument.


                                             /s/ Ana L. Pila
                                             ------------------------
                                             Notary Public